Exhibit 10.15

Execution Copy

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PHASE I/IB COMBINATION STUDY AGREEMENT

BY AND BETWEEN

GENENTECH, INC.

AND

CORVUS PHARMACEUTICALS, INC.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

i

1.41	“Protocol”	5
1.42	“PV Agreement”	5
1.43	“Quality Agreement”	5
1.44	“Regulatory Authority”	6
1.45	“Regulatory Documentation”	6
1.46	“Roche Group”	6
1.47	“Sample Analyses”	6
1.48	“Sample Analysis Plan”	6
1.49	“Sample Data”	6
1.50	“Samples”	6
1.51	“Specifications”	6
1.52	“Sponsor”	6
1.53	“Study”	6
1.54	“Study Completion”	6
1.55	“Study Data”	6
1.56	“Subinvestigator”	6
1.57	“Subject”	6
1.58	“Third Party”	7

ARTICLE 2 CONDUCT OF THE STUDY; REGULATORY MATTERS		7

2.1	Overview	7
2.2	Sponsor	7
2.3	Collaboration IND; Protocol	7
2.4	Enrollment	7
2.5	Project Participants	7
2.6	Regulatory Matters	8
2.7	Adverse Experience Reporting	8
2.8	Documentation, Updates and Final Study Report	9
2.9	Genentech Study Responsibilities	9
2.10	Costs	9
2.11	Additional Studies	10
2.12	Right of First Negotiation	10

ARTICLE 3 GOVERNANCE		11

3.1	Joint Development Committee	11
3.2	Data Review Committee	12

ARTICLE 4 SUPPLY OF STUDY DRUGS		13

4.1	Corvus Molecule	13
4.2	Genentech Molecule	13
4.3	Insufficient Quantities	14
4.4	Quality Agreement	14
4.5	Mutual Obligations	14

ARTICLE 5 STUDY DATA; SAMPLE ANALYSES AND SAMPLE DATA		15

5.1	Study Data	15

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.2	Samples and Sample Analyses	15
5.3	Sample Data	15

ARTICLE 6 INTELLECTUAL PROPERTY		16

6.1	Inventorship; Ownership and Use; Definitions	16
6.2	Licenses	17
6.3	Patent Prosecution and Maintenance of Solely Owned Inventions	18
6.4	Patent Prosecution and Maintenance of Jointly Owned Inventions	18
6.5	Third Party Infringement, Third Party Challenges and Third Party Allegations of Infringement	19

ARTICLE 7 CONFIDENTIALITY		20

7.1	Disclosure and Use of Confidential Information	20
7.2	Authorized Disclosures	21
7.3	Continuing Obligation	22
7.4	Termination of Prior Agreements	22

ARTICLE 8 PUBLIC DISCLOSURES; USE OF NAMES		23

8.1	Clinical Trials Registries	23
8.2	Publications and Presentations	23
8.3	Press Releases and Other Public Disclosures	23
8.4	Use of Names	24

ARTICLE 9 HUMAN SUBJECTS		24

9.1	Informed Consent	24
9.2	IRB Approval	25
9.3	Patient Privacy and Data Protection	25

ARTICLE 10 SUBCONTRACTING; RECORDS		25

10.1	Subcontracting	25
10.2	Records	25

ARTICLE 11 COMPLIANCE WITH LAWS		26

11.1	Compliance with Laws and Policies	26
11.2	Debarment	26

ARTICLE 12 TERM; TERMINATION		26

12.1	Term	26
12.2	Termination for Material Breach	26
12.3	Termination for Other Reasons	27
12.4	Effects of Termination or Expiration	27

ARTICLE 13 REPRESENTATIONS AND WARRANTIES		28

13.1	Mutual Representations and Warranties	28
13.2	Disclaimers	28

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 14 INDEMNIFICATION; LIMITATION ON LIABILITY; INSURANCE		28

14.1	Indemnification	28
14.2	Limitation on Liability	30
14.3	Insurance	30

ARTICLE 15 DISPUTE RESOLUTION		31

15.1	Internal Resolution	31
15.2	Arbitration	31
15.3	Subject Matter Exclusions	32
15.4	Continued Performance	32

ARTICLE 16 MISCELLANEOUS		33

16.1	Notices	33
16.2	Governing Law	34
16.3	Assignment	34
16.4	Force Majeure	35
16.5	Relationship of the Parties	35
16.6	Amendment; Waiver	35
16.7	Construction; Captions	35
16.8	Severability	35
16.9	Entire Agreement	35
16.10	Counterparts; Facsimiles	36

Exhibits

Exhibit A	Protocol

Exhibit B	Sample Analysis Plan

Exhibit C	Molecule Supply Plan

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PHASE I/IB COMBINATION STUDY AGREEMENT

THIS PHASE I/IB COMBINATION STUDY AGREEMENT (“Agreement”) is made and entered into, effective as of October 5, 2015 (“Effective Date”), by and between Genentech, Inc., a Delaware corporation, having a principal place of business at 1 DNA Way, South San Francisco, California 94080 (“Genentech”) and Corvus Pharmaceuticals, Inc., a Delaware corporation, having a principal place of business at 863 Mitten Road, Suite 102, Burlingame, CA 94010 (“Corvus”).  Genentech and Corvus are each referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A.                                    Genentech is developing the Genentech Molecule (defined below) for the treatment of certain tumor types;

B.                                    Corvus is developing the Corvus Molecule (defined below) for the treatment of certain tumor types.

C.                                    Corvus wishes to conduct a Phase I/Ib clinical study evaluating the safety and tolerability of the Corvus Molecule, in patients with selected incurable cancers, as a single agent and in combination with the Genentech Molecule.

D.                                    Genentech and Corvus, consistent with the terms of this Agreement, desire to collaborate as more fully described herein, including by providing the Genentech Molecule and the Corvus Molecule for the Study.

E.                                    Corvus is willing to provide to Genentech the Study Data, Samples and Final Study Report (each, defined below).

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Genentech and Corvus agree as follows:

ARTICLE 1
DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings set forth below, unless otherwise specifically indicated.

1.1                               “Affiliate” of a Party means any corporation or other business entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Party.  For purposes of this definition, the term “control” (including, the correlative meanings, “controlled by” and “under common control with”) means (a) the direct or indirect ownership of more than fifty percent (50%) of the stock having the right to vote for

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

directors thereof (or general partnership interests) or (b) the ability to otherwise control the decisions of the board of directors or equivalent governing body thereof.  Notwithstanding the foregoing, for purposes of this Agreement, Chugai Pharmaceutical Co., Ltd (for purposes of this definition, “Chugai”) and FMI Medicine, Inc. (for purposes of this definition, “FMI”), and all business entities controlled by Chugai or FMI, shall not be considered Genentech’s Affiliates, unless and until Genentech elects to include one or more of such business entities as its Affiliate, by providing written notice to Corvus of such election.

1.2                               “Ancillary Agreements” means the Quality Agreement and the PV Agreement.

1.3                               “Applicable Law” means all (a) federal, state, local, national and regional statutes, laws, rules, regulations and directives applicable to a particular activity under this Agreement (including the performance of clinical trials and medical treatment) that may be in effect from time to time (including GCP, GLP, GMP and other laws promulgated by Regulatory Authorities); (b) applicable data protection and patient privacy laws and requirements (including those specified in the EU Data Protection Directive and the regulations issued under HIPAA); (c) export control and economic sanctions regulations that prohibit the shipment of United States-originated products and technology to certain restricted countries, entities and individuals; (d) anti-bribery and anti-corruption laws pertaining to interactions with government agents, officials and representatives (including the United States Foreign Corrupt Practices Act); (e) laws and regulations governing payments to healthcare providers; (f) laws and requirements governing ineligibility to participate in federal, state or other healthcare programs (including debarment under 21 USC § 335a, disqualification under 21 CFR §312.70 or § 812.119, sanctions by a Federal Health Care Program (as defined in 42 USC § 1320a-7b(f)), including the federal Medicare or a state Medicaid program); and (g) successor or replacement statutes, laws, rules, regulations and directives relating to the foregoing.

1.4                               “Business Day” means a day, other than a Saturday, Sunday or day on which commercial banks located in San Francisco, California are authorized or required by law or regulation to close.

1.5                               “Case Report Form” means the form (whether paper or electronic) for collecting certain data about each Subject, including the data collected for such Subject.

1.6                               “CFR” means the United States Code of Federal Regulations.

1.7                               “Collaboration IND” means the IND that includes the Protocol.

1.8                               “Collaboration Invention” means any invention, discovery or creation (including materials and Know-How but excluding Study Data and Sample Data) that is first conceived or reduced to practice by a Party (directly or by a Third Party on its behalf) or jointly by the Parties, in each case, (1) [***]; (2)[***]; or (3) [***].  Collaboration Inventions may include new uses, compositions or formulations [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***].

1.9                               “Combination” means the Genentech Molecule and the Corvus Molecule used in combination, but not co-formulated together.

1.10                        Competitive Product” means any compound or molecule that is [***].

1.11                        “Confidential Information” means nonpublic information (including Know-How) (i) that is disclosed by or on behalf of one Party to the other or its designee in connection with this Agreement (whether orally, electronically, visually or in writing) and/or (ii) Joint Confidential Information.

1.12                        “Corvus Molecule” means the investigational medicinal product identified as CPI-444 in final form for administration to Subjects in the Study.  CPI-444 is an investigational adenosine-2A (A2A) receptor antagonist that has the following chemical formula: [***].

1.13                        “CRO” means a Third Party service provider (e.g., a person or organization) that assumes one or more obligations of the Sponsor, in accordance with Title 21 of the CFR, or the equivalent assumption of obligations in a jurisdiction other than the United States.

1.14                        “Database Lock” means the database lock of the Study Data after Study Completion.

1.15                        “Data Review Committee” or “DRC” is defined in Section 3.2(a).

1.16                        “EMA” means, collectively, the European Medicines Agency and the European Commission (with respect to its functions related to marketing authorizations for medicinal products), or any successor entity thereto performing similar functions.

1.17                        “FDA” means the United States Food and Drug Administration, or any successor entity thereto performing similar functions.

1.18                        “Final Study Report” is defined in Section 1.1(c).

1.19                        “GCP” means, as to the United States and the European Union, applicable good clinical practices (for the design, conduct, performance, monitoring, auditing, recording, analyses, and reporting of clinical trials that provides assurance that the data and reported results are credible and accurate, and that the rights, integrity, and confidentiality of trial subjects are protected) in effect in the United States and the European Union, respectively, during the term of the Agreement and, with respect to any other jurisdiction, clinical practices equivalent to good clinical practices then in effect in the United States or the European Union.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.20                        “Genentech Molecule” means atezolizumab in final form for administration to Subjects in the Study.  Atezolizumab is an investigational monoclonal antibody that targets PD-L1 (programmed death-ligand 1) and is also identified as an anti-PD-L1 antibody (MPDL3280A and RG7446).

1.21                        “GLP” means, as to the United States and the European Union, applicable good laboratory practices in effect in the United States and the European Union, respectively, during the term of the Agreement and, with respect to any other jurisdiction, laboratory practices equivalent to good laboratory practices then in effect in the United States or the European Union.

1.22                        “GMP” means, as to the United States and the European Union, applicable good manufacturing practices in effect in the United States and the European Union, respectively, during the term of the Agreement and, with respect to any other jurisdiction, manufacturing practices equivalent to good manufacturing practices then in effect in the United States or the European Union.

1.23                        “HIPAA” means, collectively, the United States Health Insurance Portability and Accountability Act of 1996, and the regulations promulgated thereunder, as amended from time to time.

1.24                        “IND” means an investigational new drug application filed or to be filed with the FDA as described in 21 CFR Part 312, or the equivalent filing with a relevant Regulatory Authority in any jurisdiction (including an investigational medicinal product dossier filed or to be filed with the EMA or a clinical trial application filed or to be filed with Health Canada), together with any amendments, supplements or other additions or deletions thereto.

1.25                        “Investigator” is defined in 21 CFR § 312.3(b) and, under this Agreement, means an individual who conducts the Study at a Participating Site in any jurisdiction.

1.26                        “IRB” means an institutional review board as described in 45 CFR Part 46, or the equivalent entity (such as an independent ethics committee) in any jurisdiction.

1.27                        “JDC Chair” is defined in Section 3.1(a).

1.28                        “JDC Co-Leader” is defined in Section 3.1(a).

1.29                        “Joint Development Committee” or “JDC” is defined in Section 3.1(a).

1.30                        “Joint Patent” is defined in Section 6.4(a).

1.31                        “Know-How” means all information, unpatented inventions (whether or not patentable), improvements, practices, formula, trade secrets, techniques, methods, procedures, knowledge, results, test data (including pharmacological, toxicological, pharmacokinetic and pre-clinical and clinical information and test data, related reports, structure-activity relationship data and statistical analysis), analytical and quality control data, protocols, processes, models, designs,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and other information regarding research, discovery, development, marketing, pricing, distribution, cost, sales and manufacturing.  Know-How shall not include any Patents.

1.32                        “Molecules” means the Genentech Molecule and the Corvus Molecule.  A “Molecule” means either the Genentech Molecule or the Corvus Molecule, as applicable.

1.33                        “Molecule Supply Plan” means the plan for supplying the Genentech Molecule for the Study attached hereto as Exhibit C.

1.34                        “NDA” means a new drug application filed or to be filed with the FDA as described in 21 CFR Part 314, or the equivalent filing with a relevant Regulatory Authority in any jurisdiction (including a marketing authorization application filed or to be filed with the EMA or Health Canada), together with any amendments, supplements or other additions or deletions thereto.

1.35                        “Participating Site” means a hospital or other institution participating in the Study.

1.36                        “Patents” means all patents and patent applications and any patents issuing therefrom or claiming priority to, in any country, including any reissues, extensions, supplementary protection certificates, registrations, divisions, continuations, continuations-in-part, reexaminations, substitutions or renewals thereof.

1.37                        “PD-1 Antagonist” means any molecule that [***].

1.38                        “PD-L1 Antagonist” means any molecule that [***].

1.39                        “Project Participants” means Investigators, Subinvestigators, Participating Sites, CROs, drug distributors, vendors and subcontractors or agents of Corvus (or its Affiliates), who conduct or assist in conducting the Study or provide related services.

1.40                        “Prosecution and Maintenance” or “Prosecute and Maintain” with regard to a given Patent, means the preparation, filing, prosecution and maintenance of such Patent, as well as any ex parte and inter partes proceedings, including reexaminations, reissues, applications for patent term extensions, interferences, derivation proceedings, post-grant review proceedings, oppositions and other similar administrative proceedings with respect to such Patent.

1.41                        “Protocol” means the mutually agreed protocol by the Parties attached hereto as Exhibit A, titled “A Phase 1/1b, Open-Label, Multicenter, Repeat-Dose, Dose Selection Study of CPI-444 as Single Agent and in Combination with Atezolizumab in Patients with Selected Incurable Cancers,” which may be amended by the JDC in accordance with this Agreement.

1.42                        “PV Agreement” is defined in Section 2.7(a).

1.43                        “Quality Agreement” is defined in Section 4.3.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.44                        “Regulatory Authority” means (a) the FDA; (b) the EMA; or (c) any regulatory authority or body performing similar functions in any jurisdiction anywhere in the world.

1.45                        “Regulatory Documentation” means any document submitted to a Regulatory Authority, including all INDs, NDAs, drug master files, correspondence with Regulatory Authorities, periodic safety update reports, adverse event files, complaint files, inspection reports and manufacturing records.

1.46                        “Roche Group” means Genentech and its Affiliates.

1.47                        “Sample Analyses” is defined in Section 5.2.

1.48                        “Sample Analysis Plan” means the plan, attached as Exhibit B, that outlines the Sample Analyses to be performed by Corvus or Genentech and the priority for performing such Sample Analysis.

1.49                        “Sample Data” is defined in Section 5.3(a).

1.50                        “Samples” is defined in Section 5.2(a).

1.51                        “Specifications” means, with respect to a Molecule, the set of requirements for such Molecule set forth in the Quality Agreement.

1.52                        “Sponsor” is defined in 21 CFR § 312.3(b) and, under this Agreement, means the entity that takes responsibility for and initiates the Study in any jurisdiction.

1.53                        “Study” means the Phase I/Ib clinical study to be sponsored and conducted by Corvus as set forth in the Protocol.  The principal purpose of the Study is a preliminary determination of the safety of Corvus Molecule as a single agent and in combination with Genentech Molecule, consistent with the requirements further described in 21 CFR § 312.21(a) (as may be amended) or foreign counterpart thereto, or a similar clinical study in a country other than the United States. [***].

1.54                        “Study Completion” means the last Subject visit specified in the Protocol for primary endpoint evaluation.

1.55                        “Study Data” means all data (including raw data), Case Report Forms, findings, conclusions and other results, in all cases, from the single agent arm and Combination arm of the Study and the Final Study Report, including investigator reports (both preliminary and final), statistical analyses and expert opinions and reports.  Study Data excludes Sample Data.

1.56                        “Subinvestigator” is defined in 21 CFR § 312.3(b) and, in the event the Study is conducted by a team at a Participating Site, means an individual designated by the Investigator to be the responsible leader of such team.

1.57                        “Subject” is defined in 21 CFR § 312.3(b) and, under this Agreement, means a human who participates in the Study in any jurisdiction.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.58                        “Third Party” means any person or entity other than a Party or its Affiliates.

ARTICLE 2
CONDUCT OF THE STUDY; REGULATORY MATTERS

2.1                               Overview.  The Parties wish to collaborate regarding the Study to be conducted under this Agreement.  Each Party shall use commercially reasonable efforts to perform its obligations hereunder.

2.2                               Sponsor.  Corvus shall be the Sponsor of the Study.  Corvus shall conduct, and use commercially reasonable efforts to cause all Project Participants to conduct, the Study in accordance with this Agreement, the Protocol and Applicable Law.  Corvus shall be responsible for obtaining all approvals and clearances necessary to conduct the Study, including approvals from Regulatory Authorities and IRBs and customs clearances.  In no event shall Genentech or any member of the Roche Group be deemed a Sponsor of the Study.

2.3                               Collaboration IND; Protocol.

(a)                                 Collaboration IND.  Corvus shall prepare and file IND #126559 for the Study (“Collaboration IND”).  Subject to the ownership provisions of Sections 5.1, 5.3 and 6.1, Corvus shall own all right, title and interest in and to the Collaboration IND and related Regulatory Documentation.

(b)                                 Protocol.  The Protocol for such Collaboration IND is set forth in Exhibit A. Any amendments to the Protocol shall be reviewed and approved by Genentech in accordance with Section 3.1.  Subject to the terms of this Agreement, Corvus shall be responsible for preparing and filing all necessary Regulatory Documentation for the Collaboration IND and the Study.

(c)                                  Investigator’s Brochure for the Combination.  Corvus shall prepare an investigator’s brochure for the Combination.  Genentech shall provide to Corvus those portions of the investigator’s brochure (and any updates) for the Genentech Molecule that pertain to safety matters and other information that may be required by Corvus to prepare the investigator’s brochure for the Combination.  Corvus shall provide a draft of the Combination investigator’s brochure to Genentech and shall duly consider Genentech’s comments.

2.4                               Enrollment.  Commencing on or after the date the PV Agreement is executed by the Parties, Corvus may begin enrolling Subjects in the Study in compliance with Applicable Law.  Corvus shall be responsible for tracking enrollment at Participating Sites which shall not exceed the maximum number of Subjects specified in the Protocol, unless such number is increased by an amendment to the Protocol.

2.5                               Project Participants.  Corvus shall be solely responsible for the performance and conduct of the Project Participants, including monitoring the conduct of the Study at the Participating Sites.  Corvus shall be solely responsible for negotiating and executing the necessary agreements with all Project Participants.  Corvus shall ensure that (a) all such

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

agreements include terms and conditions that are necessary for Corvus to comply with the terms and conditions of this Agreement (including the confidentiality provisions in Article 7); (b) all Project Participants are appropriately qualified and satisfy the requirements of Section Article 1; and (c) the compensation being paid to a Project Participant under its agreement with Corvus for the Study constitutes the fair market value of the services to be provided.  In no event shall any agreement with a Project Participant represent that any member of the Roche Group is a Sponsor or is otherwise responsible for the Study.

2.6                               Regulatory Matters.

(a)                                 Generally.  Corvus shall comply with all guidance and direction provided by Regulatory Authorities and IRBs with jurisdiction over the Study.  Corvus shall perform all regulatory obligations related to the Study, including preparation and submission of Regulatory Documentation for the Study, in accordance with the Protocol and Applicable Law.

(b)                                 Interactions with Regulatory Authorities.  Corvus shall promptly provide Genentech with a copy of any material notice, inquiry or correspondence that Corvus (or a Project Participant) receives from a Regulatory Authority regarding the Study (“Material Regulatory Notice”), including any serious safety matter related to a Party’s Molecule or the Combination and any inspection or investigation by a Regulatory Authority.  Genentech shall have the right (but not the obligation) to provide comments to any response to such Material Regulatory Notice and to participate in any discussions with a Regulatory Authority to the extent permitted by such Regulatory Authority. Without limiting Genentech’s obligations under Section 2.9, Genentech shall promptly provide Corvus with a copy of any [***].

(c)                                  Letter of Cross-Reference.  Promptly, but no later than [***], after the Effective Date, Genentech shall provide to Corvus a letter of cross-reference authorizing Corvus to reference certain information previously provided by Genentech in its INDs for the Genentech Molecule as support for the Combination portion of the Study in accordance with 21 CFR § 312.23(b).  Such letter of cross-reference shall remain in full force and effect unless it is withdrawn by Genentech due to termination of this Agreement by a Party.

2.7                               Adverse Experience Reporting.

(a)                                 Prior to enrollment of Subjects in the Study, the Parties shall enter into a pharmacovigilance agreement setting forth the Parties’ responsibilities and obligations with respect to the procedures and timeframes for compliance with Applicable Law pertaining to safety reporting of the respective Molecules and the Combination (“PV Agreement”).

(b)                                 The Parties shall cooperate in determining how to respond to adverse experience reports under the Study.  For adverse experience reports solely related to the Corvus Molecule, Corvus shall have final decision making authority.  For adverse experience reports solely related to the Genentech Molecule, Genentech shall have final decision making authority.  For adverse experience reports solely related to the Combination, [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***].  Notwithstanding the foregoing, Corvus may submit a response to Regulatory Authorities if required by a regulatory deadline.

(c)                                  Corvus shall be responsible for reporting adverse events from the Study to Regulatory Authorities in accordance with Applicable Law, including 21 CFR § 312.32.

2.8                               Documentation, Updates and Final Study Report.

(a)                                 Documentation.  Each Party shall maintain reports and documentation arising in connection with the Study in good scientific manner and in compliance with Applicable Law.  Each Party shall provide to the other Party all such reports and documentation arising from the Study (including reports of interim analyses, if applicable) reasonably requested to enable each Party to comply with any of its legal, regulatory and/or contractual obligations, or in response to any request by a Regulatory Authority.

(b)                                 Updates.  Corvus shall provide written updates regarding the status of the Study (including enrollment status, project timelines, Genentech Molecule inventory and Genentech Molecule forecasting) to Genentech on a quarterly basis within [***] of the end of each calendar quarter or such other time as reasonably requested by Genentech.  Following receipt of such written update, Genentech may request that Corvus make available personnel and/or Project Participants (if requested by Genentech) responsible for the Study on a reasonable basis to address Genentech’s questions regarding such written update, either in person or by telephone.  Genentech shall provide a list of questions and/or topics for discussion in advance of such meeting.

(c)                                  Final Study Report.  Corvus shall complete the Study as outlined in the Protocol.  Corvus shall summarize the findings of the Study in a Final Study Report.  Corvus shall provide the Final Study Report to Genentech within [***] after Database Lock.  “Final Study Report” means a formal clinical study report documenting and summarizing the results and interpretation of the Study, including the trial design, trial objectives, patient assessment, data analysis, results, risk/benefit analysis, safety and effectiveness, in accordance with the requirements of then-existing Regulatory Authority rules, regulations and guidance on the structure and content of clinical study reports.

2.9                               Genentech Study Responsibilities.  In addition to Genentech’s obligations to supply the Genentech Molecule under Section 4.2, Genentech shall provide and make available to Corvus any necessary information about the Genentech Molecule to support Corvus in conducting the Study.  Further, Genentech shall provide reasonable assistance to Corvus’ to support Corvus’ interactions with Regulatory Authorities and IRBs in connection with the Study.

2.10                        Costs.  [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.11                        Additional Studies.  During the Term and continuing [***], Corvus agrees to negotiate exclusively with Genentech for a period of [***] prior to entering into any clinical study or clinical development agreement with a Third Party involving the combination of Corvus Molecule and any PD-L1 Antagonist or PD-1 Antagonist.  During such [***], the Parties shall discuss in good faith the terms and conditions for collaborating with each other to conduct further clinical studies of the Combination, including terms [***].

2.12                        Right of First Negotiation.

During the Term and continuing through [***] (“RFN Period”), Corvus shall negotiate exclusively with Genentech for a period of up to [***] prior to entering into any agreement with a Third Party for a license relating to the development and commercialization of the Corvus Molecule (a “Corvus License”).  Notwithstanding the foregoing, if Genentech enters into a license with or acquires a Third Party with a Competitive Product during the RFN Period, Genentech will notify Corvus and all of Corvus’ obligations under this Section 2.12(a) will expire on the effective date of such transaction.  Further, Genentech will thereafter adopt reasonable procedures to prevent any disclosure and/or use of Confidential Information of Corvus or Joint Confidential Information, as the case may be, to such Third Party and provide notice to Corvus describing such procedures as soon as practicable.  For clarity, the obligations and covenants set forth in this Section 2.12(a) expressly exclude and shall not limit the separate activities of Genentech’s Affiliates, including the Roche pRED (Research and Early Development) organization.

(b)                                 If Corvus is interested in negotiating with Genentech and/or a Third Party the terms of a Corvus License during the RFN Period, it shall so notify Genentech in writing.  Thereafter, the Parties shall negotiate, on an exclusive basis, the terms and conditions of a potential Corvus License for a period of [***] after Genentech receives such notice from Corvus, or such longer time period as the Parties may mutually agree in writing (the “Exclusive Negotiation Term”). If Corvus and Genentech do not reach mutually agreeable terms and conditions of a Corvus License during the Exclusive Negotiation Term, then Corvus shall be free to negotiate and enter into a Corvus License with a Third Party; provided that Corvus shall not, during the [***] period following the end of the Exclusive Negotiation Term, enter into any Corvus License with a Third Party on terms more favorable to such Third Party than those last proposed by Genentech.  If Corvus enters into a Corvus License with a Third Party during the [***] following the end of the Exclusive Negotiation Term, Corvus shall so notify Genentech.  Genentech shall have the right, within [***] days after Corvus enters into such Corvus License, [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 3
GOVERNANCE

3.1                               Joint Development Committee.

(a)                                 Establishment of the JDC.  Within thirty (30) days after the Effective Date, the Parties shall establish a Joint Development Committee (“Joint Development Committee” or “JDC”) to oversee the Study.  The JDC shall be composed of [***] representatives designated by each Party (and the Parties need not have the same number of representatives).  The representatives shall be appropriate (in terms of their seniority, availability, function in their respective organizations, training and experience) for the activities then being undertaken.  Each Party shall designate one of its representatives as its primary JDC contact for JDC matters (each, a Party’s “JDC Co-Leader”).  Corvus’ JDC Co-Leader shall chair the Joint Development Committee (“JDC Chair”), including scheduling JDC meetings (at the request of either Party) and setting meeting agendas.  A Party may replace any or all of its representatives (and designated JDC Co-Leader) at any time by informing the other Party’s JDC Co-Leader in advance, in writing (which may be by email).  The JDC shall exist during the Term, unless otherwise mutually agreed by the Parties in writing.

(b)                                 Responsibilities of the JDC.  The Joint Development Committee shall be responsible for the following activities:

(i)                                    reviewing and approving amendments to the Protocol;

(ii)                                approving Participating Sites and Investigators;

(iii)                            reviewing the progress of the Study and making necessary joint decisions;

(iv)                             establishing the Data Review Committee (as described in Section Article 2) and deciding whether and how address its recommendations;

(v)                                 evaluating and determining how to address any safety matters related to the Combination;

(vi)                             reviewing the progress of the Sample Analysis Plan and making necessary joint decisions, including subsequent amendments to the Sample Analysis Plan and determining the timing for Sample Analysis to be performed by a Party and the transfer of results to the other Party;

(vii)                         coordinating the transfer of materials and information between the Parties, including the Study Data, the Final Study Report, the Samples and the Sample Data;

(viii)                     addressing any issues that may arise in the event of a shortage of supply of Corvus Molecule or Genentech Molecule for the Study, subject to Section 4.3;

(ix)                             attempting to resolve any Disputes related to the Study; and

(x)                                 performing such other functions as appropriate to further the purposes of the Study, or as otherwise specified in this Agreement.

(c)                                  Unanimous Decisions.  Actions and decisions to be taken by the JDC shall be made only following a unanimous vote, with each Party’s representatives on the JDC

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

having collectively one (1) vote.  If the JDC cannot reach unanimous agreement within [***] of a matter being brought to a vote, either Party may refer the dispute to the Parties’ executives for resolution in accordance with Section 15.1 and the other provisions of Article 15.  The JDC has no authority to amend, or to waive compliance with, any provisions of this Agreement.

(d)                                 Meetings; Attendees; Decisions.  Once established, the Joint Development Committee shall meet at least once each calendar quarter and at such other times as deemed appropriate by the JDC.  The JDC may meet in person or via teleconference, video conference or the like, provided that at least one (1) meeting per calendar year shall be held in person (unless otherwise agreed by the Parties).  Each Party shall bear the expense of its respective representatives’ participation in JDC meetings.  If a Party’s representative is unable to attend a given meeting, such Party may designate a knowledgeable alternate to attend such meeting and perform the functions of such representative.  Each Party may invite a reasonable number of non-voting employees, consultants or scientific advisors to attend JDC meetings, provided that such invitees are bound by appropriate confidentiality obligations.  The JDC shall maintain written minutes of each JDC meeting, including all decisions made, action items assigned or completed and other appropriate matters.  The JDC Chair shall prepare the initial draft minutes and provide the Genentech Co-Leader with ten (10) business days for Genentech to review and approve such minutes.

(e)                                  Sub-Teams; Designees.  From time to time, the Joint Development Committee may establish sub-teams to oversee particular projects or activities, and such sub-teams will be constituted and operate as determined by the JDC.  From time to time, the JDC may designate individuals (by name or function) to oversee activities, and such designees will perform such activities as determined by the JDC.

3.2                               Data Review Committee.

(a)                                 Establishment of the DRC; Meetings.  Under the direction of the Joint Development Committee, the Parties shall establish a Data Review Committee (“Data Review Committee” or “DRC”) to monitor the safety of the Molecules being used in the Study.  The DRC shall be composed of [***].  The DRC shall [***] during the Study.

(b)                                 Responsibilities of the DRC.  The Data Review Committee shall be responsible for performing the following functions:

(i)                                    evaluating suspected dose-limiting toxicities (using criteria defined in the Protocol, if applicable) and adjudicating treatment related adverse events, based on clinical experience with the Molecules;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii)                                making recommendations to the JDC to hold dosing or enrollment, if safety data require further evaluation;

(iii)                            making recommendations to the JDC to end dosing or enrollment; and

(iv)                             performing such other functions as directed by the JDC.

(c)                                  Advisory Body.  The Data Review Committee shall be solely an advisory body to the JDC and shall not have any power to make decisions that bind either Party.

ARTICLE 4
SUPPLY OF STUDY DRUGS

4.1                               Corvus Molecule.  Corvus shall use commercially reasonable efforts to supply for use in the Study, at its expense, sufficient quantities of the Corvus Molecule to conduct the Study.  Corvus represents and warrants to Genentech that the Corvus Molecule used in the Study shall be manufactured in compliance with the Specifications for the Corvus Molecule and Applicable Law.

4.2                               Genentech Molecule.

(a)                                 Manufacture and Supply.  Genentech shall use commercially reasonable efforts to supply for use in the, at its expense, the quantities of the Genentech Molecule specified in the Molecule Supply Plan attached hereto as Exhibit C.  Genentech represents and warrants to Corvus that such Genentech Molecule shall be manufactured in compliance with: the Specifications for the Genentech Molecule, Applicable Law and the Quality Agreement.  Genentech or its designee will deliver Genentech Molecule to (i) Corvus or (ii) a Project Participant as designated by Corvus or the Joint Development Committee (for purposes of Section 4.2, “Delivery Locations”).

(b)                                 Delivery.  Genentech shall deliver the Genentech Molecule to the Delivery Locations in accordance with the Quality Agreement and the timelines specified in the Molecule Supply Plan or determined by the Joint Development Committee.  Corvus shall require the Project Participants to (i) maintain accurate records of all Genentech Molecule received and dispensed in the conduct of the Study and (ii) properly store all Genentech Molecule, in accordance with any written instructions provided by Genentech and Applicable Law, in a secure and locked location to prevent theft or misuse.

(c)                                  Remaining Molecule.  Upon completion or termination of the Study, Corvus shall ensure that all unused quantities of Genentech Molecule, as well as all used vials and bottles containing the Genentech Molecule, are destroyed in accordance with Corvus’ standard operating procedures and documented accordingly (including certifying such destruction in writing to Genentech), or returned to Genentech or its designated agent if requested by Genentech.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)                                 Use of Genentech Molecule.  From the Effective Date until the first to occur of Study Completion or any earlier termination of the Study, Corvus (i) has the right to use the Genentech Molecule for the purpose of conducting the Study and shall use the Genentech Molecule solely for such purpose.  Corvus shall use, store, transport, handle and dispose of the Genentech Molecule in compliance with Applicable Law, the Quality Agreement and all instructions from Genentech.  Corvus shall not use the Genentech Molecule for any research, development or commercial purpose; Corvus shall not attempt to derive or reverse engineer the composition or underlying information or structure of the Genentech Molecule, and in particular shall not analyze the Genentech Molecule by physical, chemical or biochemical means, except as necessary to perform its obligations under the Quality Agreement.  [***].  The provisions of this Section 4.2(d) shall apply to any Third Party performing Study-related activities on behalf of Corvus mutatis mutandis.

4.3                               Insufficient Quantities.  In the event that a Party determines that there are insufficient quantities of the Corvus Molecule or the Genentech Molecule to reach Study Completion, such Party shall promptly provide written notice to the other Party, including what quantities of its Molecule, if any, are available for the Study.  The JDC will promptly discuss how to address the shortage and allocate the available amounts of Corvus Molecule or Genentech Molecule, as applicable.  Notwithstanding the foregoing, [***].

4.4                               Quality Agreement.  Within [***] of executing this Agreement, the Parties shall enter into a quality agreement establishing the quality requirements for Genentech Molecule (“Quality Agreement”).  In the event of a conflict between the Quality Agreement and this Agreement, this Agreement shall govern and control, unless otherwise expressly provided in the Quality Agreement.

4.5                               Mutual Obligations.

(a)                                 Each Party shall obtain and maintain all regulatory approvals (including facility licenses) required to manufacture its respective Molecule in compliance with Applicable Law.

(b)                                 Each Party shall notify the other Party as promptly as possible in the event any manufacturing delay (or other event) is likely to adversely affect its ability to fulfill its obligations to supply its Molecule under this Agreement.

(c)                                  Each Party hereby agrees that it shall not disclose to the other Party information related to the identity (including chemical identity), chemical structure, or sequence (amino acid or nucleic acid) of its proprietary Molecule.  [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***].

(d)                                 For clarity, this Agreement does not create any obligation on the part of either Party to provide its Molecule for any activities or purposes other than to conduct the Study.

ARTICLE 5
STUDY DATA; SAMPLE ANALYSES AND SAMPLE DATA

5.1                               Study Data.

(a)                                 Database.  Corvus shall maintain all Study Data in its database in accordance with Applicable Law.  [***], Corvus shall timely provide such Study Data to Genentech via electronic data transfer, in SAS format or as otherwise agreed by the Parties.

(b)                                 Ownership of Study Data.  Corvus shall own all right, title and interest in and to Study Data from the single agent arm of the Study and such Study Data shall be deemed Corvus Confidential Information.  Corvus and Genentech shall [***].  Genentech has the right to [***].

5.2                               Samples and Sample Analyses.

(a)                                 Samples.  During the Study, Corvus will direct the collection of certain biologic samples from Subjects in both the single agent arm and Combination arm (“Samples”), as set forth in the Protocol.

(b)                                 Sample Analysis.  Each Party, [***], shall perform (directly or through an Affiliate or Third Party acting on its behalf) the testing procedures and analyses of the Samples (together “Sample Analysis”) pursuant to the sample analysis plan attached hereto as Exhibit B (“Sample Analysis Plan”).  The Sample Analysis shall be performed by a Party within [***] of receipt of the Samples or such other timeline as determined by the JDC.  Neither Party shall use the Samples for any purpose other than to perform the Sample Analyses for which it is responsible, without the prior written consent of the other Party.  Corvus shall provide to Genentech the Samples necessary for Genentech to perform the Sample Analyses.

5.3                               Sample Data.

(a)                                 Corvus and Genentech will each generate data [***].  Each Party shall

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

provide to the other Party the results and/or analysis generated in the course of performing Sample Analyses for both the single agent arm and the Combination arm via electronic data transfer or other format/media determined by the JDC.  Such results and/or analysis shall be provided to the other Party within [***] of completion of the assay or as otherwise agreed by the JDC.

(b)                                 Corvus shall own all right, title and interest in and to [***] shall be deemed Corvus Confidential Information.

(c)                                  Corvus and Genentech shall [***] (collectively “[***] Sample Data”).  [***] Sample Data shall be deemed Joint Confidential Information.

ARTICLE 6
INTELLECTUAL PROPERTY

6.1                               Inventorship; Ownership and Use; Definitions.

(a)                                 Inventorship.  The inventorship of any Collaboration Invention shall be determined in accordance with United States patent laws.

(b)                                 Sole Ownership and Use of Molecule-Specific Inventions

(i)                                    Corvus shall solely own all right, title and interest in and to any Collaboration Invention that [***] (“Corvus Owned Invention”).  For the avoidance of doubt, any Collaboration Invention generically encompassing [***], is a Corvus Owned Invention.  Corvus shall have the right to use and exploit any Corvus Owned Invention for any and all purposes.  Further, Corvus shall be obligated to disclose any such Corvus Owned Invention [***].

(ii)                                Genentech shall solely own all right, title and interest in and to any Collaboration Invention that [***] (“Genentech Owned Invention”).  For the avoidance of doubt, any Collaboration Invention generically encompassing [***], is a Genentech Owned Collaboration Invention.  Genentech shall have the right to use and exploit any Genentech Owned Invention for any and all purposes.  Further, Genentech shall be obligated to disclose any such Genentech Owned Invention [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)                                  Joint Ownership and Use of Jointly Owned Inventions.  Genentech and Corvus shall jointly own all right, title and interest in and to the any Collaboration Invention that relates to [***] (in both cases, a “Jointly Owned Invention”) and any Patent that claims or covers a Jointly Owned Invention (each, a “Joint Patent”).  Each Party shall promptly disclose to the other Party any Jointly Owned Invention.  During and after the Term, Genentech and Corvus shall use Joint Confidential Information solely in connection with the activities contemplated by, the exercise of rights permitted by or in order to further the purposes of this Agreement as more specifically set forth in Section 7.1(b), unless otherwise agreed in writing by the Parties.  After the Term, with respect to Joint Patents only, Genentech and Corvus shall [***].

(d)                                 Assignments and Cooperation.  Each Party hereby assigns to the other Party any joint or sole ownership interest in the Collaboration Inventions as necessary to effectuate ownership of the Collaboration Inventions as set forth in this Section 6.1.  Each Party shall require its employees and Third Parties acting on a Party’s behalf to assign to such Party any Collaboration Inventions conceived, reduced to practice or otherwise created by such employees or Third Parties, and to cooperate with such Party in connection with obtaining patent protection therefor.  The Parties agree to cooperate with each other to effectuate ownership of the Collaboration Inventions as set forth in Section 6.1, including by executing and recording documents.

6.2                               Licenses.

(a)                                 License to Corvus.  Genentech hereby grants to Corvus a non-exclusive, worldwide, fully paid, perpetual, sublicensable (as described in Section 6.2(c)) license, under Genentech’s right, title and interest in and to the Genentech Owned Inventions, solely for the purpose of performing [***] for use in the Combination.

(b)                                 License to Genentech.  Corvus hereby grants to Genentech a non-exclusive, worldwide, fully paid, perpetual, sublicensable (as described in Section 6.2(c)) license, under Corvus’ right, title and interest in and to the Corvus Owned Inventions, solely for the purpose of performing [***] for use in the Combination.

(c)                                  Sublicenses; Exercise of Licensed Rights by Third Parties.  Each Party may sublicense the rights granted to such Party under this Section 6.2,  and any rights under such sublicense may be further sublicensed [***].  Further, the rights under such licenses may be exercised by an Affiliate or Third Party on behalf of such Party (or a sublicensee) without the grant of a sublicense of such rights.

(d)                                 No Implied Licenses.  Except as otherwise expressly provided in this Agreement, this Agreement does not grant any right or license to either Party under any of the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

other Party’s intellectual property rights (including pre-existing or independently developed intellectual property rights), and no other right or license is to be implied or inferred from any provision of this Agreement or by the conduct of the Parties.

6.3                               Patent Prosecution and Maintenance of Solely Owned Inventions.  Each Party, [***], has the right (but not the obligation) to Prosecute and Maintain any Patents for Collaboration Inventions that such Party solely owns, including the right to use Study Data and Sample Data in such Prosecution and Maintenance.

6.4                               Patent Prosecution and Maintenance of Jointly Owned Inventions.

(a)                                 Prosecution and Maintenance of Joint Patents.  At Genentech’s sole cost and expense, Genentech shall be responsible for the Prosecution and Maintenance of any Joint Patent through mutually agreed outside counsel (“Outside Patent Counsel”); provided that Genentech consults with Corvus on the Prosecution and Maintenance of any such Joint Patents as set forth in this Section 6.4.  Genentech shall instruct Outside Patent Counsel to provide each of Genentech and Corvus with copies of any and all papers associated with such Prosecution and Maintenance, including all filings, submissions and correspondence to and from a patent office pertaining to such Prosecution and Maintenance so as to give Corvus reasonable opportunities to provide comments in connection with such Prosecution and Maintenance.  Genentech and Corvus shall consult with each other after receiving any substantive action or after any material development in such Prosecution and Maintenance (including issues regarding the scope of, the allowance of or the rejection of any claims and any proposed or actual response to any correspondence from a patent office in connection with any such patent applications or patents).  Genentech shall consider and incorporate Corvus’ reasonable comments with respect to such Prosecution and Maintenance.

(b)                                 Selection of Outside Patent Counsel.  Outside Patent Counsel shall be selected by Genentech, following consultation with Corvus, within sixty (60) days of the Effective Date or such other date as mutually agreed by the Parties.  During the Term, Genentech may, in its sole discretion, change the selected outside counsel to new patent counsel, provided that Genentech consults with Corvus prior to make such change.  Following any such change of patent counsel in accordance with this Section 6.4, the new patent counsel shall be deemed “Outside Patent Counsel” for purposes of this Section 6.4.

(c)                                  Step-in Rights.  In the event that Genentech declines to Prosecute and Maintain a Patent for a Jointly Owned Invention or wishes to discontinue the Prosecution and Maintenance of a Joint Patent in any countries or in particular countries, Corvus, at its sole option, may continue such Prosecution and Maintenance, at Corvus’ sole cost and expense.

(d)                                 Limitations on Filing of Joint Patents.  Each Party covenants and agrees that it will not, directly or indirectly, without the prior written consent of the other Party, file any Patent covering a Jointly Owned Invention.  In the event [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(e)                                  Joint Research Agreement.  This Agreement shall be deemed a joint research agreement under 35 U.S.C. §102(c) and any foreign counterparts entered into for the purpose of developing the combination of Corvus Molecule and Genentech Molecule.

(f)                                   European Patent Court. At any time prior to the end of the “transitional period” as such term is used in Article 83 of the Agreement on a Unified Patent Court between the participating Member States of the European Union, for a given relevant EU Patent, Genentech may request in writing that Corvus, with respect to Patents claiming a Jointly Owned Invention, either (i) opt out from the exclusive competence of the Unified Patent Court or (ii) if applicable, withdraw a previously-registered opt-out, and Corvus shall notify the Registry [***] and take such other action as may be necessary to effect the opt-out or opt-out withdrawal (“Register”).  Corvus shall Register [***] as a result of taking the requested action.

6.5                               Third Party Infringement, Third Party Challenges and Third Party Allegations of Infringement.

(a)                                 Notice.  Each Party shall promptly provide the other Party with written notice reasonably detailing any known or alleged infringement by a Third Party of any Joint Patent, including Third Party submissions and post-grant reviews, unenforceability, or non-infringement of any such Joint Patent (collectively “Third-Party Infringement”).  Within fifteen (15) days after receipt of such notice, the Parties shall consult with each other to determine the response to any Third Party Infringement.

(b)                                 Enforcement or Defense.

(i)                                    Subject to consultation with Corvus as set forth in Section 6.4(a), Genentech will have the initial right to determine and control a course of action designed to curtail or address such Third Party Infringement, whether legal or commercial, in connection with such Third Party Infringement, against such Third Party which is infringing the Joint Patent or challenging the validity, patentability, or enforceability of the Joint Patent, at its own expense, as it reasonably determines appropriate.

(ii)                                Genentech shall keep Corvus reasonably informed as to any legal or other courses of action it pursues pursuant to this subsection (i).  Corvus shall provide reasonable assistance to Genentech in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action.

(iii)                            In connection with any such proceeding, Genentech shall not enter into any settlement admitting the invalidity of, or otherwise impairing the Joint Patent without the prior written consent of Corvus, such consent not to be unreasonably withheld.  Any recoveries received from such an action arising from Third Party Infringement shall be applied as follows:

(A)                               First, to reimburse each Party for all Out-of-Pocket Costs in connection with such proceeding (on a pro rata basis, based on each Party’s respective litigation costs, to the extent the recovery was less than all such litigation costs); and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(B)                               Second, any remainder shall be paid [***] to Genentech and [***] to Corvus.

(iv)                             If, within sixty (60) days after Genentech’s receipt of a notice of a Third Party Infringement, Genentech does not take or decides not to take any action as described in subsection (i) against a Third Party (who is infringing such Joint Patent or is challenging the validity, patentability, or enforceability of any Joint Patent), Corvus may, subject to the following sentence, in its sole discretion, bring and control any legal action in connection therewith at its sole expense.  If Corvus intends to bring any such legal action, it shall first notify Genentech in writing of such intent and the reasons therefor and provide Genentech with an opportunity to indicate to Corvus its reasons for not bringing such legal action.  If Genentech provides either [***].  Corvus shall keep Genentech reasonably informed as to any legal or commercial courses of action it pursues pursuant to this subsection (ii).  At the request and expense of Corvus, Genentech shall provide reasonable assistance to Corvus in connection therewith, including by executing reasonably appropriate documents, and cooperating in discovery; provided, however, that nothing herein shall require Genentech to join as a party or otherwise participate in such legal action unless required by law or regulation, if in Genentech’s reasonable opinion such participation will [***]. Genentech may choose, at its own expense, to be represented in any such action by counsel of its own choice; provided, however, that if Genentech is required as a necessary party to such action, [***]. In connection with any such proceeding, Corvus shall not enter into any settlement admitting the invalidity of or otherwise impairing any Joint Patent without the prior written consent of Genentech, which consent shall not be unreasonably withheld.  [***].

ARTICLE 7
CONFIDENTIALITY

7.1                               Disclosure and Use of Confidential Information.  Corvus Confidential Information and Genentech Confidential Information.  Except to the extent expressly authorized by this Agreement or otherwise agreed to in writing, each Party (the “Receiving Party”) in possession of the Confidential Information of the other Party (the “Disclosing Party”) shall: (i) hold in confidence and not disclose the Disclosing Party’s Confidential Information to any Third Party, (ii) take all reasonable precautions to protect the Confidential Information of the other Party (including all precautions a Party employs with respect to its own confidential information of a similar nature and taking reasonable precautions to assure that no unauthorized use or disclosure is made by others to whom access to the Confidential Information of the Party is granted) and (iii) only use the Disclosing Party’s Confidential Information in connection with activities contemplated by, the exercise of rights permitted by or in order to further the purposes of this Agreement.  The foregoing obligations of the Receiving Party shall

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

not apply to the Disclosing Party’s Confidential Information to the extent that the Receiving Party establishes by written evidence that such Confidential Information:

(i)                                    was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of its disclosure by the Disclosing Party;

(ii)                                was generally available to the public or otherwise part of the public domain at the time of its disclosure by the Disclosing Party;

(iii)                            became generally available to the public or otherwise part of the public domain, other than through any act or omission of the Receiving Party in breach of this Agreement, after its disclosure by the Disclosing Party;

(iv)                             was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others;

(v)                                 was subsequently developed by or on behalf of the Receiving Party without use of the Disclosing Party’s Confidential Information or Joint Confidential Information, as the case may be; or

(vi)                             is no longer subject to the provisions of Section 7.1 by the prior written consent of the Disclosing Party.

(b)                                 Joint Confidential Information.  Except to the extent expressly authorized by this Agreement (including Section 6.1(c)) or otherwise agreed to in writing, each Party shall, with regard to Joint Confidential Information, (i) hold in confidence and not disclose Joint Confidential Information to any Third Party, (ii) take all reasonable precautions to protect Joint Confidential Information (including all precautions a Party employs with respect to its own confidential information of a similar nature and taking reasonable precautions to assure that no unauthorized use or disclosure is made by others to whom access to the Confidential Information of the Party is granted) and (iii) subject to Section 6.1(c), only use Joint Confidential Information in connection with activities contemplated by, the exercise of rights permitted by or in order to further the purposes of this Agreement.

7.2                               Authorized Disclosures.

(a)                                 Legal Compliance.  A Party may disclose the other Party’s Confidential Information or Joint Confidential Information, as the case may be, if such disclosure is required by law, rule or regulation (including to comply with the order of a court or governmental regulations , and any disclosure requirements of the Securities and Exchange Commission or the securities exchange or other stock market on which such Party’s securities are traded), but only to the extent such disclosure is reasonably necessary for such compliance; provided, however, except for disclosures otherwise permitted under Section Article 3, or as otherwise required or necessitated by law, such Party shall where practicable provide prompt notice of such disclosure requirement to the other Party and provide reasonable assistance to enable such other Party to seek a protective order or otherwise prevent such disclosure (in each case, to the extent it is legally permitted to do so).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)                                 Regulatory Authorities.  A Party may disclose the other Party’s Confidential Information or Joint Confidential Information, as the case may be, to Regulatory Authorities to the extent such disclosure is required to comply with applicable governmental regulations or is in connection with such Party’s filings, submissions and communications with Regulatory Authorities regarding such Party’s Molecule.

(c)                                  Subcontractors.  A Party may disclose the other Party’s Confidential Information or Joint Confidential Information, as the case may be, to subcontractors to the extent such disclosure is required to conduct the Study or perform the Sample Analysis; provided that any such subcontractors are contractually bound in writing by obligations reasonably similar to those set forth in Section 7.1.

(d)                                 Affiliates; Professional Advisors; Other Third Parties.  A Party may disclose the terms of this Agreement (or a summary thereof) or the other Party’s Confidential Information or Joint Confidential Information, as the case may be, on a confidential basis and to the extent reasonably necessary, to its Affiliates, board members, accountants, attorneys, auditors or other professional advisors; provided that any such board members, accountants, attorneys, auditors or other professional advisors are contractually bound in writing by obligations reasonably similar to those set forth in Section 7.1.  [***].  Notwithstanding the foregoing, [***], to a potential or actual licensee or corporate partner, provided that (i) such disclosure is [***]; (ii) such [***]; (iii) any such disclosure is not [***]; and (iv) Corvus provides written notice to Genentech prior to [***].

7.3                               Continuing Obligation.  Article 7 shall survive the expiration or termination of this Agreement for a period of [***].

7.4                               Termination of Prior Agreements.  As of the Effective Date, this Agreement supersedes the Non-Disclosure Agreement between Corvus and Hoffman-La Roche Inc. (covering the Roche Group, including Genentech) effective as of [***].  All “Information” (as defined in such non-disclosure agreement) exchanged between the Parties thereunder shall be deemed Confidential Information of the Disclosing Party hereunder and shall be subject to the provisions of Article 7.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 8
PUBLIC DISCLOSURES; USE OF NAMES

8.1                               Clinical Trials Registries.  Corvus agrees that it is the “responsible party” as that term is used in Title VIII Section 801 of the Food Drug Administration Amendments Act 2007 (known as FDAAA 801) and, as such, agrees to timely post the required Study information on ClinicalTrials.gov, and on other clinical trials registries as required by Applicable Law.

8.2                               Publications and Presentations.

(a)                                 Corvus may publish or present the final results of the Study (in accordance with this Section 8.2); provided that Corvus gives Genentech an opportunity to review and provide comments in accordance with subsection (b).

(b)                                 In the event that either Party (for purposes of this Section, the “Publishing Party”) wishes to publish or present any Study Data or Sample Data, the Publishing Party shall submit to the other Party (for purposes of this Section, the “Reviewing Party”) all materials related to the proposed publication or presentation (including posters, abstracts, manuscripts and written descriptions of oral presentations) at least [***] days (or [***], in the case of abstracts) prior to the date of submission for publication or the date of presentation, whichever is earlier, of any of such submitted materials.  The Reviewing Party shall review such submitted materials and respond to the Publishing Party as soon as reasonably possible, but in any case within [***] (or [***], in the case of abstracts) of receipt thereof.  The Publishing Party will be permitted to publish or present such Study Data or Sample Data, but shall give reasonable consideration to any request by the Reviewing Party; provided, however, at the request of the Reviewing Party, the Publishing Party shall (i) delete from such proposed publication or presentation Confidential Information of the Reviewing Party (including Sample Data), provided that the Publishing Party shall have no obligation to delete any Study Data; and/or (ii) if such proposed publication or presentation contains patentable subject matter owned solely or jointly by the Reviewing Party, delay such proposed publication or presentation, for [***], to permit the Reviewing Party to prepare and file a patent application.  The Publishing Party shall comply with all applicable requirements regarding disclosure of industry support (financial or otherwise) in connection with any publications and presentations.  For clarity, the provisions of this Section 8.2 only apply to publications or presentations of Study Data or Sample Data and do not apply to any other publications or presentations by a Party, including with respect to results from such Party’s development activities outside of the Study.

(c)                                  Authorship of publications or presentations of final results of the Study and/or any Study Data or Sample Data shall be determined in accordance with appropriate scientific and academic standards and customs.

8.3                               Press Releases and Other Public Disclosures.

(a)                                 Generally.  For purposes of Section 8.3, a “Disclosure” means a press release or other public disclosure concerning this Agreement or the subject matter hereof, including the terms and conditions of this Agreement and the Protocol.  The provisions of Section 8.3 are in addition to the provisions of Article 7.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)                                 Review and Approval.  Each Party agrees that the other Party shall have no less than [***] (before the date of a proposed Disclosure) to review and provide comments regarding any proposed Disclosure (subject to Section 8.3(d)), unless a shorter review time is agreed to by both Parties.  Except for Disclosures covered by other provisions of Section 8.3, if a Party desires to make a Disclosure, it shall obtain the other Party’s prior written approval for the proposed Disclosure.  Disclosures include public communications that contain previously disclosed information; provided, however, neither Party shall be required to obtain the other Party’s approval to repeat any information regarding the terms of this Agreement that has already been publicly disclosed by such Party, or by the other Party, in accordance with Section 8.3, provided such information remains accurate at such time.

(c)                                  Disclosure Required by Law.  In the event that one Party reasonably concludes, based on the opinion of legal counsel, that a Disclosure is required by law, rule or regulation (including the disclosure requirements of the Securities and Exchange Commission or the securities exchange or other stock market on which such Party’s securities are traded (for purposes of Section 8.3, collectively, an “Exchange”)), such Party shall provide the other Party with such advance notice of this Disclosure as it reasonably can, but shall not be required to obtain approval therefor.  Each Party agrees that it shall obtain its own legal advice with regard to its compliance with securities laws, rules and regulations, and will not rely on any statements made by the other Party relating to such securities laws, rules and regulations.

(d)                                 Filing of Agreement.  The Parties acknowledge that either or both Parties may be obligated under the disclosure requirements of an Exchange to file a copy of this Agreement with such Exchange.  Each Party shall be entitled to make such a required filing, provided that it uses reasonable efforts to request confidential treatment of the commercial terms and sensitive technical terms of this Agreement, to the extent such confidential treatment is reasonably available to such Party.  The filing Party shall provide to the other Party a copy of this Agreement marked to show the provisions for which the filing Party intends to seek confidential treatment no less than [***] before the date of the proposed filing, for such other Party’s review and comment, [***].

8.4                               Use of Names.  Each Party agrees to identify the other Party and acknowledge its support in any press release and any publication or presentation of the Study Data or Sample Data (which shall be in accordance with other provisions of this Agreement, including Section 8.2).  Except as otherwise expressly provided in this Agreement, no right, express or implied, is granted by the Agreement to use in any manner the name of “Corvus,” “Genentech”, “Roche” or any other trade name or trademark of the other Party (or its Affiliates) in any public statement or for commercial, marketing or other promotional purpose, without the other Party’s prior written consent.

ARTICLE 9
HUMAN SUBJECTS

9.1                               Informed Consent.  Corvus shall obtain the informed written consent of all Subjects participating in the Study, in accordance with Applicable Law.  [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***].  Corvus shall provide copies of such informed written consents upon Genentech’s request.  Corvus further represents and warrants that the Samples may be used as contemplated in this Agreement [***].

9.2                               IRB Approval.  Corvus shall obtain IRB review and approval of the Protocol and the informed consent form to be used in the Study in accordance with Applicable Law.

9.3                               Patient Privacy and Data Protection.  Each Party shall comply with Applicable Law relating to patient privacy and data protection.  Such compliance includes [***] for the purposes of [***].  Each Party agrees that [***].

ARTICLE 10
SUBCONTRACTING; RECORDS

10.1                        Subcontracting.  Each Party shall have the right to delegate any portion of its obligations under this Agreement to a subcontractor, provided that such Party shall remain solely and fully liable for the performance of such subcontractors.  Each Party shall ensure that each of its subcontractors performs its obligations pursuant to the terms of this Agreement, including the Exhibits.  Each Party shall use reasonable efforts to obtain and maintain copies of documents relating to the obligations performed by such subcontractors that are held by or under the control of such subcontractors and that are required to be provided to the other Party under this Agreement.

10.2                        Records.

(a)                                 In addition to providing Study Data to Genentech under Section 5.1(a), [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***].

(b)                                 Corvus (or its designee) shall maintain such records for at least the period of time required by Applicable Law, but for no less than [***] following the completion or termination of the Study.

ARTICLE 11
COMPLIANCE WITH LAWS

11.1                        Compliance with Laws and Policies.  Each Party shall perform activities under this Agreement in compliance with Applicable Law and in accordance with good business ethics and the ethics and other corporate policies applicable to such Party.  Specifically, each Party covenants that it, its directors, employees, officers, and anyone acting on its behalf, shall not, in connection with the performance of this Agreement, directly or indirectly, make, promise, authorize, ratify or offer to make, or take any act in furtherance of any payment or transfer of anything of value for the purpose of influencing, inducing or rewarding any act, omission or decision to secure an improper advantage; or improperly assisting it in obtaining or retaining business for it or the other Party, or in any way with the purpose or effect of public or commercial bribery.  Other provisions of the Agreement require compliance with specified areas of Applicable Law and such other provisions do not limit the scope of compliance required of the Parties under this Section.

11.2                        Debarment.  Corvus shall require each Project Participant to represent and warrant that neither the Project Participant nor anyone employed by such Project Participant has been debarred under 21 USC § 335a, disqualified under 21 CFR § 312.70 or § 812.119, sanctioned by a Federal Health Care Program (as defined in 42 USC § 1320a-7b(f)), including the federal Medicare or a state Medicaid program, or debarred, suspended, excluded or otherwise declared ineligible from any other similar regional, national, federal or state agency or program.  If a Project Participant receives notice of debarment, suspension, sanction, exclusion, ineligibility or disqualification under the foregoing-referenced statutes, Corvus shall promptly notify Genentech, and the Parties shall agree upon appropriate action to address the matter.

ARTICLE 12
TERM; TERMINATION

12.1                        Term.  Unless sooner terminated as provided in Article 12, this Agreement shall expire on the one year anniversary of the date that Corvus provides the Final Study Report to Genentech or termination of the Study (in either case, “Term”).

12.2                        Termination for Material Breach.  Either Party may terminate this Agreement, by notice to the other Party, for any material breach of this Agreement by the other Party, if such breach is not cured within [***] after the allegedly breaching Party receives notice of such breach from the non-breaching Party; provided, however, if such breach is not capable of being cured within such [***] period, the cure period shall be extended for such amount

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of time that the Parties agree to in writing is reasonably necessary to cure such breach, so long as the allegedly breaching Party is using diligent efforts to do so.

12.3                        Termination for Other Reasons.  Either Party may terminate this Agreement immediately, by notice to the other Party, if: (a) based on a review of Study Data or other Study-related information, such Party determines that the Study may unreasonably affect patient safety; (b) any Regulatory Authority or IRB withdraws the authorization and/or approval to conduct the Study; (c) any Regulatory Authority takes any action, or raises any objection, that prevents such Party from supplying its Molecule for purposes of the Study; (d) the other Party breaches the representation and warranty under Section 13.1(c); or (e) such Party determines, in its sole discretion, to discontinue all development of its Molecule, for medical, scientific, business or legal reasons, [***].

12.4                        Effects of Termination or Expiration.

(a)                                 Study Wind-Down.  Following termination of this Agreement under Section 12.2 or Section 12.3, the Parties shall cooperate to ensure the orderly wind-down of Study activities, taking into consideration the safety and welfare of Subjects.

(b)                                 Accrued Rights and Obligations.  Except as otherwise expressly provided in this Agreement, termination of this Agreement shall not affect the rights and obligations of the Parties that accrued prior to the effective date of such termination.  Any right that a Party has to terminate this Agreement, and any rights that such Party has under Article 12, shall be in addition to and not in lieu of all other rights or remedies that such Party may have at law or in equity or otherwise.

(c)                                  Survival.  Except as otherwise expressly provided in this Agreement, the following shall survive this Agreement’s expiration or termination for any reason:  Article 1 (Definitions), Section 2.6 (Regulatory Matters), Section 1.1(a) (Documentation), Section 2.11 (Additional Studies), Section 2.12 (Right of First Negotiation), Section 5.1(b) (Ownership of Study Data), Sections 5.3(b) and (c) (Sample Data), Article 6 (Intellectual Property and Licenses), Article 7 (Confidentiality), Article 8 (Public Disclosures; Use of Names), Section 9.3 (Patient Privacy and Data Protection), Section 10.2(a) (Records), Section 12.4 (Effects of Termination), Section 13.2 (Disclaimers), Section 14.1 (Indemnification), Section 14.2 (Limitation on Liability), Article 15 (Dispute Resolution) and Article 16 (Miscellaneous).  To the extent applicable to a Section or Article that survives the expiration or termination of this Agreement, any other Sections and Articles that are (directly or indirectly) referenced in, or refer to, such surviving Section or Article shall survive.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 13
REPRESENTATIONS AND WARRANTIES

13.1                        Mutual Representations and Warranties.  Each Party represents and warrants to the other Party the following:

(a)                                 Such Party has the full right, power and authority, and has obtained all approvals, permits or consents necessary, to enter into this Agreement, to perform all of its obligations hereunder.

(b)                                 Such Party has not entered into prior to the Effective Date, and shall not enter into during the Term, any agreement that conflicts with a Party’s obligations hereunder.

(c)                                  Neither Party nor anyone employed by it has been debarred under 21 USC § 335a, disqualified under 21 USC § 312.70 or § 812.119, sanctioned by a Federal Health Care Program (as defined in 42 USC § 1320a-7b(f)), including the federal Medicare or a state Medicaid program, or debarred, suspended, excluded or otherwise declared ineligible from any other similar regional, national, federal or state agency or program.  If such Party receives notice of debarment, suspension, sanction, exclusion, ineligibility or disqualification under the foregoing-referenced statutes, such Party shall promptly notify the other Party, and the Parties shall agree upon appropriate action to address the matter.

13.2                        Disclaimers.  NEITHER PARTY REPRESENTS OR WARRANTS THAT THE STUDY WILL BE SUCCESSFUL OR LEAD TO ANY PARTICULAR RESULT.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO ITS RESPECTIVE MOLECULE, MATERIALS OR INFORMATION SUPPLIED BY IT TO THE OTHER PARTY HEREUNDER, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

ARTICLE 14
INDEMNIFICATION; LIMITATION ON LIABILITY; INSURANCE

14.1                        Indemnification.

(a)                                 Definitions.  The following definitions are for purposes of Section 14.1:

(i)                                    “Claims” means claims, suits, actions, demands or other proceedings by any Third Party arising out of this Agreement or the Study, including product liability claims.

(ii)                                “Indemnitee” means, as applicable, a Corvus Indemnitee (as defined in Section 14.1(b)(i)) or a Genentech Indemnitee (as defined in Section 14.1(c)(i)).

(iii)                            “Losses” means any and all liabilities, damages, settlements, penalties, fines, costs or expenses (including, reasonable attorneys’ fees and other expenses of litigation).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)                                 Indemnification by Genentech.

(i)                                    Indemnification Scope.  Genentech hereby agrees to indemnify, defend and hold harmless each of Corvus, its Affiliates and its and their officers, directors, employees, subcontractors and agents (for purposes of Section 14.1, each, a “Corvus Indemnitee”) from and against Losses incurred in connection with Claims, to the extent such Losses (A) arise out of or in connection with (1) the negligence or willful misconduct of any Genentech Indemnitees; (2) Genentech’s breach of any of its representations, warranties, covenants or obligations under this Agreement; or (3) Genentech’s breach of any Applicable Law pertaining to activities it performs under this Agreement or (B) are directly caused by the Genentech Molecule.

(ii)                                Procedures.  Corvus shall (A) notify Genentech of any Claim for which it seeks to exercise its rights under Section 14.1(b)(i) as soon as reasonably possible after it receives notice of such Claim; (B) permit Genentech to assume the sole control of the defense thereof, including the right to settle or conclude such defense; (C) cooperate as reasonably requested (at the expense of Genentech) in the defense of such Claim; and (D) not settle such Claim without the express, prior written consent of Genentech.  Genentech’s obligations under Section 14.1(b)(i) shall not apply (A) to amounts paid in settlement of any Claims if such settlement is effected without Genentech’s consent or (B) to the extent any Losses arise out of or in connection with (1) the negligence or willful misconduct of any Corvus Indemnitees; (2) Corvus’ breach of any of its representations, warranties, covenants or obligations under this Agreement; or (3) Corvus’ breach of any Applicable Law pertaining to activities it performs under this Agreement.

(c)                                  Indemnification by Corvus.

(i)                                    Indemnification Scope.  Corvus hereby agrees to indemnify, defend (if requested by Genentech) and hold harmless each of Genentech, its Affiliates and its and their officers, directors, employees, subcontractors and agents (for purposes of Section 14.1, each, a “Genentech Indemnitee”) from and against Losses incurred in connection with Claims, to the extent such Losses (A) arise out of or in connection with (1) the negligence or willful misconduct of any Corvus Indemnitees; (2) Corvus’ breach of any of its representations, warranties, covenants or obligations under this Agreement; or (3) Corvus’ breach of any Applicable Law pertaining to activities it performs under this Agreement or (B) are directly caused by the Corvus Molecule.

(ii)                                Procedures.  Genentech shall notify Corvus of any Claim for which it seeks to exercise its rights under Section 14.1(c)(i) as soon as reasonably possible after it receives notice of such Claim.  If requested by Genentech, Corvus shall assume control of the defense thereof, with counsel mutually satisfactory to the Parties, including the right to settle or conclude such defense.  In the event that Genentech requests that Corvus assume such control, Genentech shall (A) cooperate as reasonably requested (at the expense of Corvus) in the defense of such Claim and (B) not settle such Claim without the express, prior written consent of Corvus.  Corvus’ obligations under Section 14.1(c)(i) shall not apply (A) to amounts paid in settlement of any Claims if such settlement is effected without Corvus’ consent or (B) to the extent any Losses arise out of or in connection with (1) the negligence or willful misconduct of any Genentech Indemnitees; (2) Genentech’s breach of any of its representations, warranties, covenants or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

obligations under this Agreement; or (3) Genentech’s breach of any Applicable Law pertaining to activities it performs under this Agreement.

(d)                                 Limitations.  The failure of an Indemnitee to deliver notice to the other Party (for purposes of this Section 14.1(d), the “Indemnitor”) within a reasonable time after the commencement of any Claim for which such Indemnitee seeks to exercise its rights under Section 14.1, to the extent prejudicial to the Indemnitor’s ability to defend such Claim, shall relieve the Indemnitor of its obligation to the Indemnitees under Section 14.1.  The Parties agree that only Corvus or Genentech may seek to exercise the rights under Section 14.1 (on its own behalf or on behalf of its Indemnitees), and other Indemnitees may not directly seek to exercise such rights.

(e)                                  Study Subjects.  [***]

14.2                        Limitation on Liability.  IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES, HOWEVER CAUSED; PROVIDED HOWEVER, NOTHING IN THIS SECTION 14.2 IS INTENDED TO LIMIT THE RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER SECTION 14.1.

14.3                        Insurance.

(a)                                 General.  Each Party shall maintain insurance coverage as set forth in Section 14.3; provided, however, Genentech has the right, in its sole discretion, to self-insure, in part or in whole, for any such coverage.  Insurance coverage shall be primary insurance with respect to each Party’s own participation under this Agreement and shall be maintained with an insurance company or companies having an A.M. Best’s rating (or its equivalent) of A-VII or better.  On request, each Party shall provide to the other Party certificates of insurance evidencing the insurance coverage required under Section 14.3.  Each Party shall provide to the other Party at least [***] notice of any cancellation, nonrenewal or material change in any of the required insurance coverages.  The limits of any required insurance coverage shall not limit the Parties’ liability under the indemnification provisions of this Agreement.

(b)                                 Genentech Coverage.  Genentech shall maintain product liability insurance relating to the Genentech Molecule provided by Genentech under this Agreement, for limits no less than [***] per occurrence and [***] in the aggregate.

(c)                                  Corvus Coverage.  Corvus shall maintain in full force and effect through the term of this Agreement, sufficient insurance, including (i) commercial general liability (including contractual liability) insurance covering bodily injury and property damage arising out of Corvus’ obligations under this Agreement, for limits no less than [***] per occurrence and [***] in the aggregate and (ii) product liability insurance relating to the Corvus Molecule provided by Corvus under this Agreement, for limits of no less than [***] per occurrence and [***] in the aggregate.  For claims-made type coverage, product liability

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

insurance shall be maintained for a minimum of [***] after the last Subject receives treatment in connection with the Study (which may be achieved, without limitation, by way of an extended reporting period endorsement), including any treatment received after Study Completion, but not less than the statute of limitations in the state or location where the Study is being conducted.  Corvus shall ensure prior to the enrollment of any Subjects that the insurance policies required by this Section cover injuries that may arise in connection with the Study.

ARTICLE 15
DISPUTE RESOLUTION

15.1                        Internal Resolution.  Corvus and Genentech recognize that a dispute, controversy or claim of any nature whatsoever arising out of or relating to this Agreement (each, a “Dispute”) may from time to time arise during the Term.  In the event of the occurrence of such a Dispute, the Parties shall first refer such Dispute to the JDC pursuant to Section 3.1(c).  If the JDC cannot resolve such Dispute, the Party bringing the Dispute shall provide written notice, including a description of the Dispute and the steps taken to resolve such Dispute, to the other Party.  Upon receipt of such notice, the Dispute shall be referred to [***] and [***] for resolution, prior to proceeding under the other provisions of Article 15.  In the event that such Dispute is not resolved within [***] of such other Party’s receipt of such notice, [***].  For all other Disputes not subject to final decision making authority of a Party, either Party may commence an arbitration to resolve such Dispute in accordance with Section 15.2.

15.2                        Arbitration.  Except as otherwise expressly provided in this Agreement, the Parties agree that any Dispute not resolved internally by the Parties pursuant to Section 15.1 shall be resolved through binding arbitration conducted by the American Arbitration Association in accordance with the then prevailing Commercial Arbitration Rules of the American Arbitration Association (for purposes of Article 15, the “Rules”), except as modified in this Agreement, applying the substantive law specified in Section 16.2.

(a)                                 Arbitrators; Location.  Each Party shall select one (1) arbitrator, and the two (2) arbitrators so selected shall choose a third arbitrator.  All three (3) arbitrators shall serve as neutrals and have at least ten (10) years of both (i) dispute resolution experience (which may include judicial experience) and (ii) legal or business experience in the biotech or pharmaceutical industry.  If a Party fails to nominate its arbitrator, or if the Parties’ arbitrators cannot agree on

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the third arbitrator, the necessary appointments shall be made in accordance with the Rules.  Once appointed by a Party, such Party shall have no ex parte communication with its appointed arbitrator.  The arbitration proceedings shall be conducted in [***].

(b)                                 Procedures; Awards.  Each Party agrees to use reasonable efforts to make all of its then current employees available, if reasonably needed, and agrees that the arbitrators may deem any employee or person as necessary to the arbitration.  The arbitrators shall be instructed and required to render a written, binding, non-appealable resolution and award on each issue that clearly states the basis upon which such resolution and award is made.  The written resolution and award shall be delivered to the Parties as expeditiously as possible, but in no event more than ninety (90) days after conclusion of the hearing, unless otherwise agreed by the Parties.  Judgment upon such award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and order for enforcement.  Each Party agrees that, notwithstanding any provision of applicable law or of this Agreement, it will not request, and the arbitrators shall have no authority to award punitive or exemplary damages against any Party.

(c)                                  Interim Equitable Relief.  Notwithstanding anything to the contrary in Article 15, in the event that a Party reasonably requires relief on a more expedited basis than would be possible pursuant to the procedure set forth in Article 15, such Party may seek a temporary injunction or other interim equitable relief in a court of competent jurisdiction pending the opportunity of the arbitrators to review the decision under Article 15.  Such court shall have no jurisdiction or ability to resolve disputes beyond the specific issue of temporary injunction or other interim equitable relief.

(d)                                 Protective Orders; Arbitrability.  At the request of either Party, the arbitrators shall enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings.  The arbitrators shall have the power to decide all questions of arbitrability.

15.3                        Subject Matter Exclusions.  Notwithstanding the provisions of Section 15.2, any Dispute not resolved internally by the Parties pursuant to Section 15.1 that involves the scope, enforceability, validity or infringement of any Corvus Patent, Genentech Patent or Joint Patent (a) that is issued in the United States shall be subject to actions before the United States Patent and Trademark Office and/or submitted exclusively to the federal court located in the jurisdiction of the district where any of the defendants resides; and (b) that is issued in any other country shall be brought before an appropriate regulatory or administrative body or court in that country, and the Parties hereby consent to the jurisdiction and venue of such courts and bodies.

15.4                        Continued Performance.  Provided that this Agreement has not terminated, the Parties agree to continue performing under this Agreement in accordance with its provisions, pending the final resolution of any Dispute.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 16
MISCELLANEOUS

16.1                        Notices.  Except as otherwise expressly provided in this Agreement, any notice required under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be sent in accordance with the provisions of this Section 16.1.  Notices shall be sent via one of the following means and will be effective (a) on the date of delivery, if delivered in person; (b) on the date of receipt, if sent by a facsimile (with delivery confirmed); or (c) on the date of receipt, if sent by private express courier or by first class certified mail, return receipt requested (or its equivalent).  Any notice sent via facsimile shall be followed by a copy of such notice by private express courier or by first class mail.  Notices shall be sent to the other Party at the addresses set forth below.  Either Party may change its addresses for purposes of this Section 16.1 by sending written notice to the other Party.

If to Corvus:

Corvus Pharmaceuticals, Inc.

863 Mitten Road

Suite 102

Burlingame, CA 94010

Attn:  Richard Miller, M.D.

Telephone: (650) 900-4520

Facsimile:  N/A

with a required copy to:

Latham & Watkins

140 Scott Drive

Menlo Park, CA 94025

Attn: Alan C. Mendelson, Esq.

Telephone:  (650) 328-4600

Facsimile:  (650) 463-3000

If to Genentech:

Genentech, Inc.

1 DNA Way

South San Francisco, CA 94080

Attn:  Corporate Secretary

Telephone:  (650) 225-1000

Facsimile:  (650) 467-9146

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

with a required copy to:

F Hoffmann-La Roche Ltd

Grenzacherstrasse 124

CH-4070 Basel

Switzerland

Attn:  Head of Oncology, Business Development, Roche Partnering

Telephone:  +41 61 688 06 29

16.2                        Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to conflict of laws principles.  The Parties hereby exclude from this Agreement the application of the United Nations Convention on Contracts for the International Sale of Goods.

16.3                        Assignment.

(a)                                 General.  Except as otherwise expressly provided in this Agreement, neither Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld.  Subject to the other provisions of Section 16.3, either Party may assign this Agreement, in part or in its entirety, to (a) an Affiliate; (b) an acquirer of all its capital stock (by reverse triangular merger or otherwise) or all or substantially all its assets; or [***] (for purposes of Section 16.3, any of the foregoing, a “Change of Control”), provided that in the event of any Change of Control, the Third Party to which this Agreement is assigned expressly agrees in writing to assume and be bound by the obligations of the assigning Party under this Agreement.  A copy of such writing shall be provided to the non-assigning Party within thirty (30) days of the assignment.  Subject to the foregoing and other applicable provisions of Section 16.3, this Agreement will inure to the benefit of and bind the Parties’ successors and assigns.  Any assignment or delegation in contravention of any such applicable provisions shall be null and void.  Notwithstanding any other provision of Section 16.3, this Agreement may only be assigned together with the Ancillary Agreements.

(b)                                 Assignment by Corvus; Acquisitions.  In the case of a Change of Control of Corvus, Corvus shall notify Genentech promptly upon completing such Change of Control if the acquiring party (i) [***] or (ii) [***] (directly or indirectly) or the like.  Corvus, including its acquiring party, shall (i) [***] and (ii) provide [***].  The foregoing obligations shall also apply if Corvus or a Corvus Affiliate [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16.4                        Force Majeure.  Neither Party shall be deemed to have breached this Agreement for failure to perform its obligations under this Agreement to the extent such failure results from causes beyond the reasonable control of the affected Party, such causes including acts of God, earthquakes, fires, floods, embargoes, wars, acts of terrorism, insurrections, riots, civil commotions, omissions or delays in action by any governmental authority, acts of a government or agency thereof and judicial orders or decrees.  If a force majeure event occurs, the Party unable to perform shall promptly notify the other Party of the occurrence of such event, and the Parties shall meet (in person or telephonically) promptly thereafter to discuss the circumstances relating thereto.  The Party unable to perform shall (a) provide reasonable status updates to the other Party from time to time; (b) use commercially reasonable efforts to mitigate any adverse consequences arising out of its failure to perform; and (c) resume performance as promptly as possible.

16.5                        Relationship of the Parties.  The Parties to this Agreement are independent contractors, and nothing contained in this Agreement shall be deemed or construed to create a partnership, joint venture, employment, franchise, agency or fiduciary relationship between the Parties.

16.6                        Amendment; Waiver.  Except as otherwise expressly provided in this Agreement, no amendment to this Agreement shall be effective unless made in writing and executed by an authorized representative of each Party.  A Party’s failure to exercise, or delay in exercising, any right, power, privilege or remedy under this Agreement shall not (a) operate as a waiver thereof or (b) operate as a waiver of any other right, power, privilege or remedy.  A waiver will be effective only upon the written consent of the Party granting such waiver.

16.7                        Construction; Captions.  Each Party acknowledges that it participated in the negotiation and preparation of this Agreement and that it had the opportunity to consult with an attorney of its choice in connection therewith.  Ambiguities, if any, in this Agreement shall not be construed against either Party, irrespective of which Party may be deemed to have drafted the Agreement or authorized the ambiguous provision.  Capitalized terms defined in the singular shall include the plural and vice versa.  The terms “includes” and “including” mean “includes, without limitation,” and “including, without limitation,” respectively.  Titles, headings and other captions are for convenience only and shall not affect the meaning or interpretation of this Agreement.

16.8                        Severability.  If any of the provisions of this Agreement are held to be illegal, invalid or unenforceable, such illegal, invalid or unenforceable provisions shall be replaced by legal, valid and enforceable provisions that will achieve to the maximum extent possible the intent of the Parties, and the other provisions of this Agreement shall remain in full force and effect.

16.9                        Entire Agreement.  This Agreement, together with the Ancillary Agreements and the exhibits hereto, contain the entire understanding between the Parties with respect to the subject matter hereof and thereof and supersede and terminate all prior agreements, understandings and arrangements between the Parties with respect to such subject matter, whether written or oral.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16.10                                         Counterparts; Facsimiles.  This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  A facsimile (including a PDF image delivered via email) of this Agreement, including the signature pages hereto, will be deemed to be an original.  Notwithstanding the foregoing, the Parties shall deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

[Signature page follows]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as set forth below.

CORVUS PHARMACEUTICALS, INC.		GENENTECH, INC.

Signed:	/s/ Richard Miller	Signed:	/s/ Mark Davis

Name:	Richard A. Miller	Name:	Mark Davis

Title:	CEO	Title:	Lifecycle Leader

[Signature page to PhI/Ib Combination Study Agreement]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL

EXHIBIT A

PROTOCOL FOR THE STUDY

[see separate attachment]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A-1

CONFIDENTIAL

EXHIBIT B

SAMPLE ANALYSIS PLAN

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[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B-1

CONFIDENTIAL

EXHIBIT C

GENENTECH MOLECULE SUPPLY PLAN

Schedule of Deliveries for the Genentech Molecule

Genentech will supply the quantities of Genentech Molecule set forth below. [***].

The delivery dates below are based on the [***].

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Genentech Molecule Information

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[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C-1

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[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C-2

CONFIDENTIAL

CLINICAL STUDY PROTOCOL

Adenosine-2A Receptor Antagonist CPI-444

863 Mitten Road, Suite 102

Burlingame, CA 94010-1311

Telephone: +1 (650) 900-4520

email: Admin@CorvusPharma.com

Study Title	A Phase 1/1b, Open-Label, Multicenter, Repeat-Dose, Dose-Selection Study of CPI-444 as Single Agent and in Combination with Atezolizumab in Patients with Selected Incurable Cancers

Protocol Number	CPI-444-001

Development Phase	Phase 1

IND Number	126,559

Drug Substance	Adenosine-2A (A2A) Receptor Antagonist CPI-444 [***]

Indication	Treatment of patients with selected incurable cancers

Medical Monitor	[***] Vice President of Clinical Development Corvus Pharmaceuticals, Inc. Phone: [***] Email: [***]

Sponsor	Corvus Pharmaceuticals, Inc. 863 Mitten Road, Suite 102 Burlingame, CA 94010

Protocol Version: Date	Original: September 24, 2015

The information contained in this document, particularly unpublished data, is the property or under control of Corvus Pharmaceuticals, Inc. (Corvus) and is provided to you in confidence as an investigator, potential investigator, or consultant, for review by you, your staff, and an applicable Institutional Review Board or Independent Ethics Committee. The information is only to be used by you in connection with authorized clinical studies of the investigational drug described in the protocol. Your acceptance and use of this document is subject to the condition that no information contained herein will be published or disclosed without first obtaining written approval from Corvus Pharmaceuticals, Inc., except to the extent necessary to obtain informed consent from those persons to whom the drug may be administered. If you do not agree to this condition, please return the document to Corvus at the above address.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL	Corvus Pharmaceuticals, Inc.
24 September 2015	CPI-444
Phase 1/1b Clinical Study Protocol	IND 126,559

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[***] 105 Pages of Exhibit A constituting the relevant clinical study protocol have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted pages.

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